Exhibit 4.2

CLECO CORPORATE HOLDINGS LLC,

AS ISSUER

AND

WELLS FARGO BANK, N.A.,

AS TRUSTEE

THIRD SUPPLEMENTAL INDENTURE

Dated as of May 24, 2016

$165,000,000

3.25% Senior Secured Notes due 2023

THIS THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”) is made as of the 24th day of May, 2016, by and between CLECO CORPORATE HOLDINGS LLC, a Louisiana limited liability company, as issuer (the “Company”), and WELLS FARGO BANK, N.A., a national banking association, as trustee (the “Trustee”):

WHEREAS, the Company has heretofore entered into an Indenture, dated as of May 17, 2016 (the “Original Indenture”), with the Trustee;

WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented, including by this Third Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, under the Original Indenture, a new series of senior secured notes may at any time be established by the Board of Managers in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

WHEREAS, the Company proposes to create under the Indenture a new series of senior secured notes which shall contain certain transfer restrictions as described herein; and

WHEREAS, all things necessary to authorize the execution and delivery of this Third Supplemental Indenture and make it a valid and binding agreement of the Company, in accordance with its terms, have been done.

NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

3.25% SENIOR NOTES DUE 2023

SECTION 1.01 Establishment. There is hereby established a new series of senior secured notes to be issued under the Indenture, to be designated as the Company’s 3.25% Senior Secured Notes due 2023 (the “Notes”).

There are to be authenticated and delivered $165,000,000 principal amount of Notes. All Notes shall be issued at the same time in physical, certificated form. No additional Notes with respect to this series may be issued pursuant to Section 3.01 of the Original Indenture.

The form of the Trustee’s Certificate of Authentication for the Notes shall be substantially in the form set forth in Exhibit B hereto.

Each Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

SECTION 1.02 Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

“Change of Control” has the meaning specified in Section 1.10(j).

“Change of Control Date” has the meaning specified in Section 1.10(a).

“Change of Control Offer” has the meaning specified in Section 1.10(a).

“Change of Control Purchase Notice” has the meaning specified in Section 1.10(c).

“Change of Control Purchase Price” has the meaning specified in Section 1.10(a).

“Change of Control Repurchase Event” has the meaning specified in Section 1.10(j).

“Company” has the meaning specified in the Preamble hereof.

“Comparable Treasury Issue” has the meaning specified in Section 1.09.

“Comparable Treasury Price” has the meaning specified in Section 1.09.

“Indenture” has the meaning specified in the Recitals hereof.

“Independent Investment Banker” has the meaning specified in Section 1.09.

“Interest Payment Date” means May 1 and November 1 of each year, commencing on November 1, 2016.

“Investment Grade” has the meaning specified in Section 1.10(j).

“Investors” has the meaning specified in Section 1.10(j).

“Moody’s” means Moody’s Investors Service, Inc. or its successors.

“Notes” has the meaning specified in Section 1.01.

“Operating Agreement” has the meaning specified in Section 1.10(j).

“Original Indenture” has the meaning specified in the Recitals hereof.

“Par Call Date” has the meaning specified in Section 1.09(a).

“Permitted Holders” has the meaning specified in Section 1.10(j).

“Purchase Date” has the meaning specified in Section 1.10(a).

“Rating Agency” has the meaning specified in Section 1.10(j).

“Ratings Event” has the meaning specified in Section 1.10(j).

“Reference Treasury Dealer” has the meaning specified in Section 1.09.

“Reference Treasury Dealer Quotation” has the meaning specified in Section 1.09.

“Regular Record Date” means, with respect to each Interest Payment Date, the close of business on April 15 or October 15 immediately preceding such Interest Payment Date.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or its successors.

“Stated Maturity” means May 1, 2023.

“Third Supplemental Indenture” has the meaning specified in the Preamble hereof.

“Treasury Rate” has the meaning specified in Section 1.09.

“Trustee” has the meaning specified in the Preamble hereof.

“Voting Stock” has the meaning specified in Section 1.10(j).

SECTION 1.03 Payment of Principal and Interest.

(a) The principal of the Notes shall be due at Stated Maturity. The unpaid and outstanding principal amount of the Notes, and any overdue installment of interest thereon to the extent permitted by law, shall bear interest at the rate of 3.25% per year until paid or made available for payment, such interest to accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the date hereof. Interest shall be paid semi-annually in arrears on each Interest Payment Date, commencing on November 1, 2016, to the Person in whose name the Notes are registered on the Regular Record Date for such Interest Payment Date; provided that interest payable at the Stated Maturity of principal or on a Redemption Date as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the holders on such Regular Record Date and may be paid as provided in Section 3.07 of the Original Indenture.

(b) Payments of interest on the Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Notes shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a

Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

(c) Payment of the principal, premium, if any, and interest due at the Stated Maturity of, or on a Redemption Date for, the Notes shall be made upon surrender of the Notes at the Corporate Trust Office. The principal of and interest on the Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least fifteen (15) days prior to the date for payment by the Person entitled thereto.

SECTION 1.04 Denominations. The Notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 1.05 Form of Notes.

(a) Notes initially offered and sold shall be issued in the form of one or more Notes in physical, certificated form in the form of Exhibit A hereto.

SECTION 1.06 Transfer and Exchange.

(a) Transfer Restrictions. The Notes may not be transferred except in compliance with the applicable legends contained in Exhibit A unless otherwise determined by the Company in accordance with applicable law.

No service charge will be made for any transfer or exchange of Notes, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Company shall not be required (i) to issue, transfer or exchange any Notes during a period beginning at the opening of business fifteen (15) days before the day of the mailing of a notice identifying the Notes to be called for redemption, and ending at the close of business on the day of the mailing, or (ii) to transfer or exchange any Notes theretofore selected for redemption in whole or in part, except the unredeemed portion of any Note redeemed in part.

SECTION 1.07 Legends.

(a) Except as otherwise determined by the Company in accordance with applicable law, each Note shall bear the applicable legends relating to restrictions on transfer pursuant to the securities laws in substantially the form set forth on Exhibit A hereto.

SECTION 1.08 Satisfaction and Discharge. The Company will not exercise its right under Article Six of the Original Indenture prior to the Stated Maturity.

SECTION 1.09 Redemption at the Option of the Company.

(a) At any time prior to April 1, 2023 (one month prior to the Stated Maturity of the Notes) (the “Par Call Date”), the Notes shall be redeemable, at the sole option of the Company, in whole at any time or in part from time to time, at a Redemption Price equal to the greater of (i) 100% of the aggregate principal amount of the Notes to be redeemed and (ii) an amount equal to the sum of the present values of the remaining scheduled payments for principal of and interest on the Notes to be redeemed that would be due if the Notes matured on the Par Call Date, not including any portion of the payments of interest accrued as of such Redemption Date, discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 25 basis points, plus, in the case of each of (i) and (ii), accrued and unpaid interest on the principal amount of the Notes to be redeemed to, but excluding, such Redemption Date.

(b) At any time on or after the Par Call Date, the Notes shall be redeemable, at the sole option of the Company, in whole at any time or in part from time to time, at 100% of the principal amount being redeemed plus accrued and unpaid interest on the principal amount of the Notes to be redeemed to, but excluding, such Redemption Date.

(c) Notwithstanding Section 4.04(a) of the Original Indenture, notice of redemption shall be given in the manner provided in Section 1.06 of the Original Indenture to the Holders of the Notes to be redeemed not less than three (3) Business Days prior to the Redemption Date.

(d) Notwithstanding any provision of Article IV of the Original Indenture, any redemption of the Notes and notice thereof, may, in the Company’s discretion, state that such notice is conditioned upon the the consummation of any refinancing, debt issuance or other capital markets transaction or upon any acquisition, divestiture or change of control transaction. In the event that such notice of redemption contains such a condition and the stated condition is not met, then: (i) the redemption shall not be made; (ii) notice shall be given on or prior to the Redemption Date by facsimile to the Holders of the Notes and the Trustee that such condition was not met and such redemption was not required to be made; and (iii) the Paying Agent or Agents for the Notes shall promptly return to the Holders any Notes surrendered for payment upon such redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed (assuming for this purpose that the Notes matured on the Stated Maturity) that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for

U.S. Government Securities” or (ii) if such release (or any successor release) is not published or does not contain such prices on such third Business Day, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Independent Investment Banker” means each of Mizuho Securities USA Inc., CIBC World Markets Corp., Credit Agricole Securities (USA) Inc., Scotia Capital (USA) Inc. and SMBC Nikko Securities America, Inc. or their respective successors, or if any such firm is unwilling or unable to serve as such, an independent investment banking institution of national standing appointed by the Company.

“Reference Treasury Dealer” means (a) Mizuho Securities USA Inc. or its successor, and Scotia Capital (USA) Inc. and its affiliates or successors (b) one primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”) selected by CIBC World Markets Corp. or its successor, (c) one Primary Treasury Dealer selected by Credit Agricole Securities (USA) Inc. or its successor, (d) one Primary Treasury Dealer selected by SMBC Nikko Securities America, Inc. or its successor and (e) one other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at or before 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

(c) The Company shall notify the Trustee in writing of the Redemption Price with respect to the foregoing redemption promptly after the calculation thereof. The Trustee shall not be responsible for calculating said Redemption Price or confirming the accuracy thereof. Notwithstanding Section 4.04 of the Original Indenture, such notice need not set forth the Redemption Price but only the manner of calculation thereof.

SECTION 1.10 Change of Control.

(a) In the event of any Change of Control Repurchase Event (the effective date of such Change of Control Repurchase Event being the “Change of Control Date”) each Holder of the Notes will have the right, at such Holder’s option, subject to the terms and conditions herein, to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes (a “Change of Control Offer”) on a date selected by the Company that is no earlier than sixty (60) days nor later than ninety (90) days (the “Purchase Date”) after the mailing of written notice by the Company, with a copy to the Trustee, of the occurrence of such Change of Control Repurchase Event, at a repurchase price payable in cash equal to 101% of the principal amount of such Notes plus accrued interest, if any, thereon to the Purchase Date (the “Change of Control Purchase Price”). The Company will not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn in accordance with such offer. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the occurrence of such Change of Control and without regard to the occurrence of a Ratings Event, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made; provided any such offer will be deemed to satisfy the Company’s obligation to make a Change of Control Offer upon the occurrence of any related Change of Control Repurchase Event.

(b) Within thirty (30) days after the Change of Control Date, the Company shall mail to each Holder of a Note a notice, with a copy to the Trustee, regarding the Change of Control Repurchase Event, which notice shall state:

(i) that a Change of Control Repurchase Event has occurred and that each such Holder has the right to require the Company to repurchase all or any part of such Holder’s Notes at the Change of Control Purchase Price;

(ii) the Change of Control Purchase Price;

(iii) the Purchase Date;

(iv) that any Note not tendered will continue to accrue interest;

(v) that, unless the Company defaults in the payment of the Change of Control Purchase Price, all Notes accepted for payment pursuant to the Change of Control Repurchase Event will cease to accrue interest after the Purchase Date;

(vi) that Holders electing to have any Notes purchased pursuant to a Change of Control Repurchase Event shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;

(vii) the procedures to withdraw a Holder’s election to have any Notes repurchased pursuant to the Change of Control Repurchase Event; and

(viii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess of $2,000.

(c) To exercise its right to have any Notes repurchased pursuant to a Change of Control Repurchase Event, a Holder must deliver a written notice (the “Change of Control Purchase Notice”) to the Paying Agent at the Corporate Trust Office or any other office of the Paying Agent maintained for such purposes, not later than thirty (30) days prior to the Purchase Date. The Change of Control Purchase Notice shall state:

(i) the portion of the principal amount of any Notes to be repurchased, which shall be a minimum of $2,000 and in integral multiples of $1,000 in excess thereof;

(ii) that such Notes are to be repurchased by the Company pursuant to this Section 1.10; and

(iii) the certificate number(s) of the Notes to be repurchased.

(d) The Paying Agent shall promptly mail to each Holder of Notes properly tendered the Change of Control Purchase Price for such Notes, and the Trustee shall promptly authenticate and mail to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Purchase Date.

(e) Any Change of Control Purchase Notice may be withdrawn by a Holder by a written notice of withdrawal delivered to the Paying Agent not later than three (3) Business Days prior to the Purchase Date. The notice of withdrawal shall state the principal amount and, if applicable, the certificate number(s) of the Notes as to which the withdrawal notice relates and the principal amount, if any, that remains subject to a Change of Control Purchase Notice.

(f) If the Paying Agent holds money sufficient to pay the Change of Control Purchase Price of a Note on the Business Day following the Purchase Date for such Note, then, on and after such date, interest on such Note will cease to accrue, whether or not such Note is delivered to the Paying Agent, and all other rights of the Holder of such Note shall terminate (other than the right to receive the Change of Control Purchase Price upon delivery of such Note).

(g) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 1.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 1.10 by virtue of such compliance.

(h) Notwithstanding anything to the contrary in this Section 1.10, the Company shall not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if (i) a third party makes a Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn in accordance with such Change of Control Offer, or (ii) notice of redemption has been given pursuant to Section 1.09 unless and until there is a default in payment of the applicable Redemption Price.

(i) Notwithstanding anything to the contrary in this Section 1.10, no Note may be repurchased by the Company as a result of a Change of Control Repurchase Event if there shall have occurred and be continuing an Event of Default (other than a default in the payment of the Change of Control Purchase Price with respect to the Notes).

(j) The following terms shall have the following meanings in this Section 1.10:

“Change of Control” means the occurrence of any of the following events:

(i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), other than the Permitted Holders, becomes the “beneficial owners” (as used in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group will be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power of the Voting Stock of the Company, whether as a result of the issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company or otherwise;

(ii) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and its subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a wholly-owned subsidiary) to any person other than the Permitted Holders shall have occurred, or the Company merges, consolidates or amalgamates with or into any other person or any other person merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other property, other than any such transaction where (x) the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the surviving corporation and (y) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, a majority of the Voting Stock of the Company or the surviving corporation immediately after such transaction;

(iii) during any period, individuals who at the beginning of such period constituted the Board of Managers (for so long as the Operating Agreement of the Company, adopted April 13, 2016 (as amended from time to time, the “Operating Agreement”) is in effect, together with any replacement or new managers appointed to such Board of Managers in accordance with the terms of the Operating Agreement, and to the extent the terms of the Operating Agreement are no longer in effect, together with any new managers whose election or appointment by such Board of Managers or whose nomination for election by the members of the Company was approved by a vote of a majority of the managers then still in office who were either managers at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Managers then in office; or

(iv) the Company’s members shall have approved any plan of liquidation or dissolution of the Company.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.

“Investment Grade” means BBB- or higher by S&P and Baa3 or higher by Moody’s, or the equivalent of such ratings by S&P or Moody’s or, if either S&P or Moody’s shall not make a rating on the Notes publicly available, another Rating Agency.

“Investors” means MIP Cleco Partners L.P. (f/k/a Como B L.P.), bcIMC Como Investment Limited Partnership and John Hancock Life Insurance Company (U.S.A.), and each of their respective Affiliates.

“Permitted Holders” means each of the Investors and members of management of the Company (or its direct or indirect parent) who are holders of Voting Stock of the Company (or any of its direct or indirect parent companies) on the issue date of the Notes and any “group” (as such term is used in Section 13(d) and 14(d) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of a majority of the total voting power of the Voting Stock of the Company.

“Rating Agency” means each of S&P and Moody’s or, if S&P or Moody’s or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating organization or organizations, as the case may be, selected by the Company (as certified by a resolution of the Board of Managers), which shall be substituted for S&P or Moody’s, or both, as the case may be.

“Ratings Event” means a decrease in the ratings of the Notes by one or more gradations (including gradations within categories as well as between rating categories) by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 30-day period following public notice of the occurrence of the Change of Control (which 30-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies and the other Rating Agency has either downgraded, or publicly announced that it is considering downgrading, the Notes). Notwithstanding the foregoing, if the rating of the Notes by each of the Rating Agencies is Investment Grade, then “Ratings Event” means a decrease in the ratings of the Notes by one or more gradations (including gradations within categories as well as between rating categories) by each of the Rating Agencies such that the rating of the Notes by each of the Rating Agencies falls below Investment Grade on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 30-day period following public notice of the occurrence of the Change of

Control (which 30-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies and the other Rating Agency has either downgraded, or publicly announced that it is considering downgrading, the Notes).

“Voting Stock” means securities of any class or classes the holders of which are ordinarily, in the absence of contingencies, entitled to vote for corporate directors or managers (or persons performing similar functions).

SECTION 1.11 Rule 144A Reporting Requirement. Upon request therefor, the Company shall provide to prospective Holders of the Notes, all information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as any Note that remains Outstanding is a “restricted security” with the meaning of Rule 144(a)(3) under the Securities Act.

ARTICLE II

MISCELLANEOUS PROVISIONS

SECTION 2.01 Recitals by the Company. The recitals in this Third Supplemental Indenture are made by the Company only and not by the Trustee, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof. All of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Notes and of this Third Supplemental Indenture as fully and with like effect as if set forth herein in full.

SECTION 2.02 Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Third Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 2.03 Executed in Counterparts. This Third Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Third Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Third Supplemental Indenture as to the parties hereto and may be used in lieu of the Third Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 2.04 New York Law to Govern. This Third Supplemental Indenture and each Note shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 2.05 Valid and Binding Obligation. This Third Supplemental Indenture, upon execution and delivery by the parties hereto, constitutes a valid and binding obligation of the Company or the Trustee, as applicable, enforceable against the Company or the Trustee, as applicable, in accordance with its terms, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity and except as rights to indemnification may be limited by applicable law.

[Signature page immediately follows]

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

CLECO CORPORATE HOLDINGS LLC,
as Issuer

By:	/s/ Terry L. Taylor
Name: Terry L. Taylor
Title: Chief Financial Officer

WELLS FARGO BANK, N.A.,
as Trustee

By:	/s/ Patrick Giordano
Name: Patrick Giordano
Title: Vice President

[Signature Page to Third Supplemental Indenture]

Table of Contents

Page

ARTICLE I

3.25% SENIOR NOTES DUE 2023

ARTICLE II

MISCELLANEOUS PROVISIONS

EXHIBIT A

FORM OF NOTE

THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF CLECO CORPORATE HOLDINGS LLC (THE “COMPANY”) THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (b) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE TRUSTEE IF THE TRUSTEE SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE NOTE EVIDENCED HEREBY.

BECAUSE OF THE FOREGOING RESTRICTIONS, PURCHASERS ARE ADVISED TO CONSULT LEGAL COUNSEL PRIOR TO MAKING ANY RESALE, PLEDGE OR TRANSFER THE NOTE EVIDENCED HEREBY. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

BY ITS ACQUISITION OF THIS NOTE, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) IT IS NOT USING ASSETS OF (I) AN EMPLOYEE BENEFIT PLAN, AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO TITLE I OF ERISA, (II) A PLAN AS DEFINED IN SECTION 4975(e)(1) OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) ANY ENTITY DEEMED TO HOLD “PLAN ASSETS” OF ANY SUCH EMPLOYEE BENEFIT PLAN OR EMPLOYEE BENEFIT PLANS PURSUANT TO SECTION 3(42) OF ERISA BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR EMPLOYEE BENEFIT PLANS’ INVESTMENT IN SUCH ENTITY OR (IV) A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN SUBJECT TO FEDERAL, STATE, LOCAL OR NON-U.S. LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR

LAW”) OR (2) THE PURCHASE AND HOLDING OF A NOTE THROUGHOUT THE PERIOD THAT IT HOLDS SUCH NOTE IS EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS UNDER SECTION 406 OF ERISA AND SECTION 4975 OF THE CODE OR ANY PROVISIONS OF SIMILAR LAW, PURSUANT TO ONE OR MORE EXEMPTIONS.”

CLECO CORPORATE HOLDINGS LLC

3.25% Senior Secured Note due 2023

Principal Amount:	$165,000,000

Regular Record Date:	April 15 or October 15 immediately preceding the Interest Payment Date

Original Issue Date:	May 24, 2016

Stated Maturity:	May 1, 2023

Interest Payment Dates:	May 1 and November 1, beginning on November 1, 2016

Interest Rate:	3.25% per annum

Authorized Denominations:	$2,000 or any integral multiple of $1,000 in excess thereof

No. 1	$165,000,000

Cleco Corporate Holdings LLC, a Louisiana limited liability company (the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CoBank, ACB, or registered assigns, the principal sum of ONE HUNDRED SIXTY-FIVE MILLION DOLLARS ($165,000,000) on the Stated Maturity shown above (or upon earlier redemption), and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each Interest Payment Date as specified above, commencing on the Interest Payment Date next succeeding the Original Issue Date shown above and on the Stated Maturity (or upon earlier redemption) at the rate per annum shown above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or on a Redemption Date) will, as provided in such Indenture, be paid to the Person in whose name this Note (this “Note”) is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date; provided that any interest payable at Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Company, notice whereof shall be given to Holders of Notes of this series not less than 15 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A “Business Day” shall mean any day other than a Saturday or a Sunday or a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed or a day on which the Trustee’s Corporate Trust Office is closed for business.

Payment of the principal, premium, if any, and interest due at the Stated Maturity or earlier redemption of this Note shall be made upon surrender of this Note at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the Person entitled thereto; provided that any payments of interest to CoBank, ACB will be made by wire transfer in accordance with the procedures set forth in this paragraph.

The unpaid principal amount of this Note shall bear interest at the rate per annum set forth above.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

CLECO CORPORATE HOLDINGS LLC

By:
Name:
Title:

ATTEST:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

WELLS FARGO BANK, N.A.,
as Trustee

By:
Authorized Signatory

Dated:

(Reverse Side of Note)

This Note is one of a duly authorized issue of Senior Secured Notes of the Company, issued and issuable in one or more series under an Indenture, dated as of May 17, 2016, as supplemented, including by the First Supplemental Indenture dated as of May 17, 2016, the Second Supplemental Indenture dated as of May 17, 2016 and the Third Supplemental Indenture dated as of May 24, 2016 (collectively, the “Indenture”), between the Company and Wells Fargo Bank, N.A., to which the Indenture reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Senior Secured Notes issued thereunder and of the terms upon which said Senior Secured Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof as 3.25% Senior Secured Notes due 2023 (the “Senior Secured Notes”) in aggregate principal amount of up to $165,000,000. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

The Notes are secured obligations of the Company. The Notes are secured by a pledge of Collateral pursuant to the Security Documents referred to in the Indenture.

The Notes are subject to optional redemption, and may be the subject of a Change of Control Offer, as further described in the Indenture.

If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Senior Secured Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Senior Secured Notes of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Senior Secured Notes of each series, on behalf of the Holders of all Senior Secured Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note. Without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes for the purpose of curing any ambiguity or mistake, or of curing, correcting or supplementing any defective provision thereof or hereof, or that is not inconsistent with the Indenture and the Notes and will not adversely affect the interests of any Holder in any material respect.

The Indenture contains certain covenants, including without limitation, covenants with respect to liens and mergers, consolidations and certain transfers of assets. The Company must furnish to the Trustee annual statements as to the Company’s compliance with such limitations in accordance with the terms of the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Senior Secured Notes are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Senior Secured Notes are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Senior Secured Note or Notes to be exchanged at the office or agency of the Company.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Wells Fargo Bank, N.A., Attention: Corporate Municipal & Escrow Services.

EXHIBIT B

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

WELLS FARGO BANK, N.A.,
as Trustee

By:
Authorized Signatory

Dated:

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

                                                                                  (Insert assignee’ legal name)

(Insert assignee’s Social Security no. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                         to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears

on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).